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                                                                    EXHIBIT 99.1

                                                                      Appendix A

                          GAYLORD ENTERTAINMENT COMPANY
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 18, 2003
 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GAYLORD ENTERTAINMENT COMPANY



         The undersigned hereby appoints E.K. Gaylord II, Robert P. Bowen and Carter R. Todd and each of them, as proxies, with full power of substitution, to vote all shares that the undersigned would be entitled to cast if personally present at the meeting and any adjournment or postponement thereof at the Special Meeting of Stockholders of Gaylord Entertainment Company (the "Company") to be held at the Gaylord Opryland Resort and Convention Center, 2800 Opryland Drive, Nashville, Tennessee on Tuesday, November 18, 2003, at 10:00 a.m., local time, and any adjournment(s) or postponement(s) thereof.

         The undersigned hereby revokes any proxy heretofore given to vote or act with respect to all shares of the common stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

         If one or more of the proxies named shall be present in person or by substitute at the Special Meeting or at any adjournments(s) or postponement(s) thereof, the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

         Please date, sign exactly as your name appears on your stock certificate and promptly mail this proxy in the enclosed envelope. No postage is required.




                              -------------------------------------------------
                              Signature


                              -------------------------------------------------
                              Signature

                              Date: _______________________, 2003

                              Please date this proxy and sign your name exactly as it appears on your stock certificate. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.


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                          GAYLORD ENTERTAINMENT COMPANY


         Your shares will be voted in accordance with your specifications. IF NO CHOICE IS SPECIFIED, SHARES WILL BE VOTED FOR THE PROPOSAL TO ISSUE SHARES OF COMMON STOCK IN CONNECTION WITH THE AGREEMENT AND PLAN OF MERGER, DATED AS OF AUGUST 4, 2003, BY AND AMONG THE COMPANY, GET MERGER SUB, INC. AND RESORTQUEST INTERNATIONAL, INC., FOR THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES ON THE PROPOSAL TO ISSUE SHARES OF COMMON STOCK UNDER THE AGREEMENT AND PLAN OF MERGER AND, IN THE DISCRETION OF THE PROXIES, FOR OR AGAINST ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF, IN EACH CASE AS MORE FULLY SET FORTH IN THE ACCOMPANYING PROXY STATEMENT OF THE COMPANY.


VOTES MUST BE INDICATED [X] USING BLACK OR BLUE INK ONLY.




1. PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK UNDER THE AGREEMENT AND PLAN OF MERGER, DATED AS OF AUGUST 4, 2003, BY AND AMONG THE COMPANY, GET MERGER SUB, INC. AND RESORTQUEST INTERNATIONAL, INC.

         [ ]  FOR                   [ ]  AGAINST                     [ ] ABSTAIN

2. PROPOSAL TO ADJOURN THE SPECIAL MEETING TO A LATER DATE, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK UNDER THE AGREEMENT AND PLAN OF MERGER.

         [ ]  FOR                   [ ]  AGAINST                    [ ]  ABSTAIN

3. IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE SAID MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.